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                                                                      Exhibit 16

October 30, 1998

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

We have read and agree with the statements in Item 4 of Form 8-K of US Diagnostic Inc. dated October 30, 1998.


Very truly yours,


/s/  Arthur Andersen LLP








Copy to:

Wayne Moor,
Chief Financial Officer,
US Diagnostic, Inc.